Exhibit 99.1

NeoGenomics Reports 50% Revenue Growth to Record $102 Million
in the Second Quarter

Second-Quarter Highlights:

•Consolidated revenue increased 50% to $101.7 million
•Clinical Services revenue increased 49% to $89.0 million
•Pharma Services revenue increased 55% to $12.7 million
•Pharma Services backlog increased 18% to $106.1 million
•Gross profit increased 60% to $49.0 million
•Completed $160.8 million net equity offering and refinanced credit facility to $250.0 million
•Full-year 2019 guidance increased

Fort Myers, Florida (July 30, 2019) - NeoGenomics, Inc. (NASDAQ: NEO) (the “Company”), a leading provider of cancer-focused genetics testing services, today announced second-quarter and first-half results for the period ended June 30, 2019.

Douglas M. VanOort, the Company’s Chairman and CEO, commented, “Our second quarter financial results were strong, building on the momentum that we saw in the first quarter. Our Clinical Services revenue growth remains well above our expectations and is driven by continued market share gains. Our Pharma Services revenue growth accelerated to more than 50%, even as we grew our backlog of contracted business to record levels. The integration of Genoptix is proceeding on schedule and profitability continued to improve as a result of better operating leverage and cost efficiency.

During the quarter we significantly strengthened our Balance Sheet, launched a critical new companion diagnostic test for breast cancer patients and announced plans for a new state-of-the art laboratory and global headquarters.

We are pleased with our 2019 first-half performance, optimistic about our prospects for the second half of this year, and confident in our strategies for the future.”

Second-Quarter Results

Consolidated revenues for the second quarter of 2019 were $101.7 million, an increase of 50% over the same period in 2018. Clinical test volume(1) increased by 34% year over year. Average revenue per clinical test (“revenue per test”) increased by 12% to $355, primarily due to the acquisition of Genoptix. Clinical Services revenue was $89.0 million resulting in a 49% increase over the second quarter of prior year. Pharma Services reported record revenue of $12.7 million, which represented a 55% growth rate over the second quarter of 2018.

Gross profit improved by $18.4 million, or 60%, compared to the second quarter of 2018, to $49.0 million. Gross margin improved by approximately 300 basis points year-over-year to 48.1%. Gross margin improvement reflects the impact of volume growth, higher revenue per test, productivity gains, and cost efficiencies. Average cost of goods sold per clinical test (“cost per test”) increased by 8% year over year reflecting the impact of the Genoptix acquisition, partially offset by continued efficiencies.

Operating expenses increased by $14.8 million, or 50%, compared to the second quarter of 2018, primarily due to the Genoptix acquisition and an increase in investments in information technology and growth initiatives.

Net income for the quarter was $2.0 million compared to a net loss of $0.4 million for the same period a year ago.

Adjusted EBITDA(2) was $14.9 million for the quarter, a 49% improvement from the prior year. Adjusted Net Income(2) was $7.2 million compared to Adjusted Net Income of $4.5 million in the prior year.

Cash and cash equivalents was $167.4 million at the end of the second quarter, reflecting the proceeds from the equity offering. Days sales outstanding (“DSO”) increased 3 days to 81 days when compared to the first quarter of 2019.
2019 Financial Outlook:

The Company is increasing its full-year 2019 guidance, initially issued on February 19, 2019.

(in millions)	Initial Guidance	Q1 Updated Guidance	Q2 Revised Guidance
Consolidated revenue	$379 - $395	$384 - $400	$388 - $402
Net (loss)/income	($3) - $3	($3) - $1	($1) - $3
Adjusted EBITDA(2)	$49 - $53	$52 - $56	$54 - $58

Please also refer to the tables reconciling forecasted Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS to their closest generally accepted accounting principles (“GAAP”) equivalent in the section of this report entitled “Reconciliation of Non-GAAP Financial Guidance to Corresponding GAAP Measures.”

The Company reserves the right to adjust this guidance at any time based on the ongoing execution of its business plan. Current and prospective investors are encouraged to perform their own due diligence before buying or selling any of the Company’s securities, and are reminded that the foregoing estimates should not be construed as a guarantee of future performance.
____________________

(1) Clinical tests exclude tests performed for Pharma Services customers.

(2) The Company has provided adjusted financial information that has not been prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS. Each of these measures is defined in the section of this report entitled “Use of Non-GAAP Financial Measures.” See also the tables reconciling such measures to their closest GAAP equivalent.

Conference Call
The Company has scheduled a webcast and conference call to discuss its second-quarter results on Tuesday, July 30, 2019 at 08:30 AM EDT. Interested investors should dial (844) 602-0380 (domestic) and (862) 298-0970 (international) at least five minutes prior to the call. A replay of the conference call will be available until 08:30 AM EDT on August 6, 2019, and can be accessed by dialing (877) 481-4010 (domestic) and (919) 882-2331 (international). The playback conference access code is 49691. The webcast may be accessed under the Investor Relations section of our website at http://neogenomics.com/. An archive of the webcast will be available until 08:30 AM EDT on October 30, 2019.

About NeoGenomics, Inc.
NeoGenomics, Inc. specializes in cancer genetics testing and information services. The Company’s Clinical Services division provides one of the most comprehensive oncology-focused testing menus in the world for physicians to help them diagnose and treat cancer. The Company’s Pharma Services division serves pharmaceutical clients in clinical trials and drug development.

Headquartered in Fort Myers, Florida, NeoGenomics operates College of American Pathologists (“CAP”) accredited and Clinical Laboratory Improvement Amendments (“CLIA”) certified laboratories in Fort Myers and Tampa, Florida; Aliso Viejo, Carlsbad and Fresno, California; Houston, Texas; Atlanta, Georgia; Nashville, Tennessee; Rolle, Switzerland, and Singapore. NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States, and pharmaceutical firms in Europe and Asia. For additional information about NeoGenomics, visit http://neogenomics.com/.

Forward Looking Statements
Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including the information set forth in the “Full-Year 2019 Financial Outlook”. These forward looking statements involve a number of risks and uncertainties that could cause actual future results to differ materially from those anticipated in the forward-looking statements as the result of the Company’s ability to continue gaining new customers, offer new types of tests, integrate its acquisition of the Genoptix business and otherwise implement its business plan, as well as additional factors discussed under the heading “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2019, amended by a 10K/A filed with the SEC on May 8, 2019. As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC. In addition, it is the Company’s practice to make information about the Company available by posting copies of its Company Overview Presentation from time to time on the Investor Relations section of its website at http://ir.neogenomics.com/.

Forward-looking statements represent the Company’s estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing the Company’s estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change.

For further information, please contact:

NeoGenomics, Inc.
William Bonello
Chief Strategy and Corporate Development Officer
Director, Investor Relations
(239)690-4238 (w) (239)284-4314 (m)
bill.bonello@neogenomics.com

NeoGenomics, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

ASSETS	June 30, 2019	December 31, 2018
Cash and cash equivalents	$167,436	$9,811
Accounts receivable	89,991	76,919
Inventory	8,733	8,650
Other current assets	10,185	8,288
Total current assets	276,345	103,668
Property and equipment (net of accumulated depreciation and amortization of $59,455 and $50,127, respectively)	59,334	60,888
Operating lease right-of-use assets	26,057	—
Intangible assets, net	135,301	140,029
Goodwill	196,298	197,892
Other assets	3,332	2,538
TOTAL ASSETS	$696,667	$505,015

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and other current liabilities	$44,909	$46,753
Short-term portion of financing obligations	10,825	14,172
Short-term portion of operating lease liabilities	3,428	—
Total current liabilities	59,162	60,925

Long-term portion of financing obligations	99,032	98,130
Long-term portion of operating lease liabilities	24,179	—
Deferred income tax liability, net	20,117	22,457
Other long-term liabilities	4,443	3,060
Total long-term liabilities	147,771	123,647
TOTAL LIABILITIES	206,933	184,572

TOTAL STOCKHOLDERS’ EQUITY	489,734	320,443
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$696,667	$505,015

 NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net revenue:
Clinical Services	$88,982	$59,540	$175,192	$116,511
Pharma Services	12,731	8,206	22,098	14,658
Total revenue	101,713	67,746	197,290	131,169

Cost of revenue	52,747	37,216	101,209	73,336
Gross profit	48,966	30,530	96,081	57,833

Operating expenses:
General and administrative	29,577	20,983	61,719	38,050
Research and development	2,587	1,073	3,796	2,029
Sales and marketing	12,324	7,680	23,540	14,455
Total operating expenses	44,488	29,736	89,055	54,534
Income from operations	4,478	794	7,026	3,299

Interest expense, net	1,304	1,407	3,130	2,892
Other (income) expense	(10)	124	5,159	62
Loss on extinguishment of debt	1,018	—	1,018	—
Income (loss) before taxes	2,166	(737)	(2,281)	345
Income tax expense (benefit)	175	(357)	(1,848)	81
Net income (loss)	$1,991	$(380)	$(433)	$264

Deemed dividends on preferred stock	—	947	—	1,950
Amortization of preferred stock beneficial conversion feature	—	1,824	—	3,677
Gain on redemption of preferred stock	—	(9,075)	—	(9,075)
Net income (loss) attributable to common stockholders	$1,991	$5,924	$(433)	$3,712

Net income per common share:
Basic	$0.02	$0.07	$0.00	$0.05
Diluted	$0.02	$0.07	$0.00	$0.04

Weighted average shares used in computation of earnings per common share:
Basic	98,297	81,017	96,734	80,789
Diluted	102,336	90,168	96,734	89,305

NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six Months Ended June 30,
CASH FLOWS FROM OPERATING ACTIVITIES	2019	2018
Net (loss) income	$(433)	$264
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	10,352	7,444
Impairment/loss on sale of assets	404	106
Loss on debt extinguishment	1,018	—
Amortization of intangibles	5,102	2,834
Amortization of debt issue costs	250	242
Stock based compensation	4,452	3,957
Non cash operating lease expense	2,218	—
Changes in assets and liabilities, net	(21,987)	6,105
NET CASH PROVIDED BY OPERATING ACTIVITIES	$1,376	$20,952

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(6,637)	(8,943)
Acquisition working capital adjustment	399	—
NET CASH USED IN INVESTING ACTIVITIES	$(6,238)	$(8,943)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances on revolving credit facility	—	10,000
Redemption of preferred stock	—	(50,096)
Repayment of revolving credit facility	(5,000)	—
Repayment of equipment and other loans	(3,644)	(3,014)
Proceeds from term loan	100,000	30,000
Repayment of term loan	(96,750)	(7,275)
Payments of debt issue costs	(954)	(576)
Issuance of common stock, net	8,061	5,588
Proceeds from equity offering, net	160,774	—
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	$162,487	$(15,373)
Effects of foreign exchange rate changes on cash and cash equivalents	—	(22)
NET CHANGE IN CASH AND CASH EQUIVALENTS	$157,625	$(3,386)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	9,811	12,821
CASH AND CASH EQUIVALENTS, END OF PERIOD	$167,436	$9,435

Use of Non-GAAP Financial Measures
The Company’s financial results and financial guidance are provided in accordance with GAAP and using certain non-GAAP financial measures. Management believes that the presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company's core operating results and comparison of core operating results across reporting periods. Management also uses non-GAAP financial measures for financial and operational decision making, planning and forecasting purposes and to manage the Company’s business. Management believes that these non-GAAP financial measures enable investors to evaluate the Company’s operating results and future prospects in the same manner as management. The non-GAAP financial measures do not replace the presentation of GAAP financial results and should only be used as a supplement to, and not as a substitute for, the Company’s financial results presented in accordance with GAAP. There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation, and do not present the full measure of the Company’s recorded costs against its net revenue. In addition, the Company’s definition of the non-GAAP financial measures below may differ from non-GAAP measures used by other companies.

Definitions of Non-GAAP Measures

Non-GAAP Adjusted EBITDA

“Adjusted EBITDA” is defined by NeoGenomics as net income from continuing operations before: (i) interest expense, (ii) tax expense, (iii) depreciation and amortization expense, (iv) non-cash stock-based compensation expense, and if applicable in a reporting period, (v) acquisition and integration related expenses, (vi) non-cash impairments of intangible assets, (vii) debt financing costs, (viii) and other significant non-recurring or non-operating (income) or expenses.

Non-GAAP Adjusted Net Income

“Adjusted Net Income” is defined by NeoGenomics as net income available to common shareholders from continuing operations plus: (i) non-cash amortization of customer lists and other intangible assets, (ii) non-cash stock-based compensation expense, (iii) non-cash deemed dividends on preferred stock, (iv) non-cash amortization of preferred stock beneficial conversion feature, and if applicable in a reporting period, (v) acquisition and integration related expenses, (vi) non-cash impairments of intangible assets, (vii) debt financing costs, (viii) and other significant non-recurring or non-operating (income) or expenses.

Non-GAAP Adjusted Diluted EPS

“Adjusted Diluted EPS” is defined by NeoGenomics as adjusted net income divided by adjusted diluted shares outstanding. Adjusted diluted shares outstanding is the sum of diluted shares outstanding and the weighted average number of common shares that would be outstanding if the preferred stock were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period. In addition, if GAAP net income is negative and adjusted net income is positive, adjusted diluted shares will also include any options or warrants that would be outstanding as dilutive instruments using the treasury stock method.

Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Adjusted EBITDA
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income (loss) (GAAP)	$1,991	$(380)	$(433)	$264
Adjustments to net income (loss):
Interest expense, net	1,304	1,407	3,130	2,892
Income tax expense (benefit)	175	(357)	(1,848)	81
Amortization of intangibles	2,543	1,421	5,102	2,834
Depreciation	5,081	3,810	10,352	7,444
EBITDA (non-GAAP)	$11,094	$5,901	$16,303	$13,515
Further adjustments to EBITDA:
Acquisition and integration related expenses	512	—	1,778	—
Facility moving expenses	—	1,822	—	1,816
Loss on extinguishment of debt	1,018	—	1,018	—
Other significant non-recurring (income)/expense	—	—	5,145	—
Non-cash, stock-based compensation	2,313	2,333	4,452	3,957
Adjusted EBITDA (non-GAAP)	$14,937	$10,056	$28,696	$19,288

Reconciliation of GAAP Net Income Available to Common Stockholders to Non-GAAP Adjusted Net Income and GAAP EPS to Non-GAAP Adjusted EPS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income (loss) attributable to common stockholders (GAAP)	$1,991	$5,924	$(433)	$3,712
Adjustments to net income (loss), net of tax:
Amortization of intangibles	2,009	1,123	4,031	2,239
Deemed dividends on preferred stock	—	9,195	—	10,198
Amortization of preferred stock beneficial conversion feature	—	(15,499)	—	(13,646)
Non-cash stock-based compensation expenses	2,019	2,284	3,978	3,835
Acquisition and integration related expenses	405	—	1,405	—
Other significant non-recurring (income)/expenses	—	1,439	4,065	1,439
Loss on extinguishment of debt	804	—	804	—
Adjusted net income (non-GAAP)	$7,228	$4,466	$13,850	$7,777

Net income (loss) per common share (GAAP)
Diluted EPS	$0.02	$0.07	$—	$0.04
Adjustments to diluted income (loss) per share:
Amortization of intangibles	0.02	0.01	0.04	0.03
Deemed dividends on preferred stock	—	0.10	—	0.11
Amortization of preferred stock beneficial conversion feature	—	(0.17)	—	(0.15)
Non-cash stock based compensation expenses	0.02	0.03	0.04	0.04
Acquisition and integration related expenses	—	—	0.01	—
Other significant non-recurring (income)/expense	—	0.02	0.04	0.02
Loss on extinguishment of debt	0.01	—	0.01	—
Rounding and impact of including preferred shares and stock options in Adjusted Diluted Shares in net loss periods (3)	—	(0.01)	—	—
Adjusted diluted EPS (non-GAAP)	$0.07	$0.05	$0.14	$0.09

Weighted average shares used in computation of adjusted diluted EPS:
Diluted common shares (GAAP)	102,336	90,168	96,734	89,305
Options and restricted stock not included in GAAP diluted shares (using treasury stock method)	—	—	3,664	—
Adjusted diluted shares outstanding (non-GAAP)	102,336	90,168	100,398	89,305

_________________

(3) This adjustment is for rounding and in those periods in which there is a net loss attributable to common shareholders, will also compensate for the effects of including the Series A Preferred Shares on an as-converted basis and the treasury stock impact of outstanding stock options in the “Adjusted diluted shares outstanding (non-GAAP)”, both of which are not included in GAAP diluted shares outstanding.

Reconciliation of Non-GAAP Financial Guidance to Corresponding GAAP Measures

“Net (loss) income (GAAP)” in 2019 will be impacted by certain charges, including: (i) expense related to the amortization of customer lists and other intangibles, (ii) non-cash stock based compensation (iii) acquisition and integration related expenses and non-recurring charges, (iv) other one-time charges. These charges have been included in GAAP net income available to common shareholders and GAAP net income per share; however, they have been removed from “Adjusted net income (non-GAAP)” and “Adjusted diluted EPS (non-GAAP).”

The following table reconciles our 2019 outlook for net income and EPS to the corresponding non-GAAP measures of “Adjusted net income (non-GAAP)”, “Adjusted EBITDA (non-GAAP)" and “Adjusted diluted EPS (non-GAAP)” (in thousands except per share amounts):

	Year Ended December 31, 2019
	Low Range	High Range
Net (loss) income (GAAP)	$(1,000)	$3,000
Amortization of intangibles	9,000	9,000
Non-cash, stock-based compensation (4)	8,000	8,000
Acquisition and integration related expenses	2,000	2,000
Other one-time expenses	6,000	6,000
Adjusted net income (non-GAAP)	$24,000	$28,000
Interest and taxes	9,000	9,000
Depreciation	21,000	21,000
Adjusted EBITDA (non-GAAP)	$54,000	$58,000

Net (loss) income per diluted common share (GAAP)	$(0.01)	$0.03
Adjustments to diluted (loss) income per share:
Amortization of intangibles	0.09	0.09
Non-cash, stock based compensation expenses	0.08	0.08
Acquisition and integration related expenses	0.02	0.02
Other one-time expenses	0.06	0.06
Impact of dilution on adjusted net income	(0.01)	0.00
Adjusted diluted EPS (non-GAAP)	$0.23	$0.27

Weighted average assumed shares outstanding in 2019:
Diluted common shares (GAAP)	100,500	104,500
Options and restricted stock not included in diluted shares	4,000	—
Adjusted diluted shares outstanding (non-GAAP)	104,500	104,500

___________________

(4) Forecasts of non-cash, stock-based compensation expense assume consistency in the Company’s stock price in 2019 and no further stock-based awards requiring variable accounting in accordance with ASU 2018-07.

Supplemental Information
Pharma Revenue, Cost of Revenue and Gross Profit
(Unaudited)
(In thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
Pharma Operations:	2019	2018 (as adjusted)	% Change	2019	2018 (as adjusted)	% Change
Pharma Revenue	$12,731	$8,206	55.2%	$22,098	$14,658	50.8%
Cost of revenue	$6,367	$5,181	22.9%	$12,178	$10,260	18.7%
Gross profit	$6,364	$3,025	110.4%	$9,920	$4,399	125.5%

Supplemental Information
Clinical (5) Requisitions Received, Tests Performed, Revenue and Cost of Revenue
(Unaudited)
(In thousands, except test and requisition data)

	Three Months Ended June 30,			Six Months Ended June 30,
Clinical Operations:	2019	2018	% Change	2019	2018	% Change
Requisitions (cases) received	144,983	109,986	31.8%	282,094	215,215	31.1%
Number of tests performed	250,330	187,189	33.7%	484,647	365,983	32.4%
Average number of tests/requisitions	1.73	1.70	1.5%	1.72	1.70	1.0%

Total clinical testing revenue	$88,982	$59,540	49.4%	$175,192	$116,511	50.4%
Average revenue/requisition	$614	$541	13.4%	$621	$541	14.7%
Average revenue/test	$355	$318	11.8%	$361	$318	13.5%

Cost of revenue	$46,380	$32,035	44.8%	$89,031	$63,076	41.1%
Average cost/requisition	$320	$291	9.8%	$316	$293	7.7%
Average cost/test	$185	$171	8.3%	$184	$172	6.6%

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(5) Clinical tests exclude tests performed for Pharma Services customers.